Exhibit (h.14)

Exhibit A

iShares Trust

iBoxx USD Liquid Investment Grade BBB 0+ Index

iBoxx MSCI ESG Advanced USD Liquid Investment Grade Index

Markit iBoxx® USD Liquid High Yield 0-5 Index

Markit iBoxx® USD Liquid High Yield High Beta Index

Markit iBoxx® USD Liquid High Yield Index

Markit iBoxx® USD Liquid High Yield Low Beta Index

Markit iBoxx® USD Liquid Investment Grade 0-5 Index Markit iBoxx® USD Liquid Investment Grade Index

iShares, Inc.

Markit iBoxx Global Developed Markets ex-US High Yield Index

Markit iBoxx Global Developed Markets High Yield Index